Exhibit 99.1

PARTY CITY REPORTS FIRST QUARTER 2021 RESULTS AND PROVIDES

Q2 2021 BUSINESS OUTLOOK

Total Sales increased 3.1% versus prior year; Comparable Sales Increased 35.9% versus prior year and 0.4% versus Q1 2019

GAAP Net Loss per Share of $0.13 versus a Net Loss of $5.80 in Q1 2020; Adjusted EBITDA of $32.4 million vs $11.9 million in Q1 2020

Cash from Operations Improved $25.2 million versus Q1 2020

ELMSFORD, N.Y.- May 10, 2021 - Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended March 31, 2021.

Brad Weston, Chief Executive Officer of Party City, stated, “We delivered continued strong core category performance and better than expected results in seasonal categories in the first quarter, fueling top and bottom line performance that exceeded expectations. Despite operating in a pandemic impacted environment with fewer in-person celebrations, brand comparable sales increased 0.4% versus 2019. While social gatherings were suppressed for a significant portion of the quarter, we were very encouraged by first quarter results and sales momentum which continued into April. Importantly, we made good progress advancing our strategic building blocks that are improving our relevancy as we continue to inspire joy by making it easy to create unforgettable memories.”

Mr. Weston added, “As we look to the second quarter, we are confident in our overall positioning heading into the summer and graduation season. We are focused on the right priorities to fortify our industry leadership and are poised to capitalize on the opportunities that lie ahead as life begins to return to normal and celebrations gradually resume.”

First Quarter Summary:

•

Total revenues were $426.8 million, an increase of 3.1% on a reported basis and 2.7% on a constant currency basis, compared to the first quarter 2020.  As the Company closed the previously disclosed sale of a substantial portion of its international operations at the end of January 2021, first quarter 2021 performance included one month of international results versus three months in the prior year period.

•

Total Retail sales increased 10.0% on a reported and constant currency basis driven by a 49.3% comparable sales increase in core categories versus the 13 weeks ended April 4, 2020, partially offset by the divestiture of the international retail business and timing of New Year’s Eve.

•	The total number of corporate Party City stores was 751 as of March 31, 2021 compared to 757 in the prior year period.
•	Brand comparable sales increased 35.9% in the first quarter versus the 13 weeks ended April 4, 2020 and increased 0.4% compared to the 13 weeks ended April 6, 2019.

•	Net third-party Wholesale revenues decreased 15.8% on a reported basis or 16.8% in constant currency, driven predominately by the divestiture of a significant portion of our international operations.
•

Total gross profit margin increased 735 basis points to 35.7% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin improved 200 basis points to 36.0% of net sales mainly due to favorable product mix and fewer retail sales promotions, partially offset by increased costs for helium and delivery service.

•

Operating expenses totaled $152.2 million or $576.5 million lower than the first quarter of 2020. Excluding certain items not indicative of core operating performance, operating expenses totaled $138.8 million, or 32.5% of net sales, a 320-basis point improvement versus prior-year period primarily driven by disciplined expense management and leverage on higher sales.

•	Interest expense was $17.2 million during the first quarter of 2021, compared to $25.1 million during the first quarter of 2020 mainly due to lower amounts of debt outstanding.
•	Reported GAAP net loss was $14.1 million, or a loss of $0.13 per diluted share.
•

Adjusted net loss was $5.4 million, or a loss of $0.05 per diluted share, compared to adjusted net loss of $26.4 million, or a loss of $0.28 per share, in the first quarter of 2020. (See “Non-GAAP Information”)

•	Adjusted EBITDA was $32.4 million, versus $11.9 million during the first quarter of 2020. (See “Non-GAAP Information”)

Balance Sheet and Cash Flow Highlights:

As of the end of the first quarter 2021, the Company had $83.8 million in cash and approximately $129.3 million of availability under the ABL Facility, for total liquidity of $213.1 million.

In addition, the principal balance of debt net of cash on March 31, 2021 was $1,303.0 million versus $1,760.4 million in the prior-year period. The principal balance of debt is used for the purpose of all leverage ratio calculations under our debt agreements. The following table reflects both Principal amounts as well as net carrying amounts of debt across the Company’s debt instruments:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
	March 31, 2021
(in Thousands)	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
8.75% Senior Secured First Lien Notes – due 2026	$750,000	$730,508	$-	$730,508
6.125% Senior Notes – due 2023	22,924	22,792	-	22,792
6.625% Senior Notes – due 2026	92,254	91,483	-	91,483
First Lien Party City Notes – due 2025	161,669	202,657	-	202,657
First Lien Anagram Notes – due 2025	112,979	-	150,568	150,568
Second Lien Anagram Notes – due 2026	86,981	-	148,159	148,159
Finance lease obligations	13,687	13,687	-	13,687
Total long-term obligations	1,240,494	1,061,127	298,727	1,359,854
Less: current portion	N/A	(1,359)	-	(1,359)
Long-term obligations, excluding current portion	$1,240,494	$1,059,768	$298,727	$1,358,495
Loans and notes payable	146,275	146,275	-	146,275
Less: Cash	(83,806)	(66,796)	(17,010)	(83,806)
Principal balance net of cash	$1,302,963	$1,139,247	$281,717	$1,420,964

Net cash used in operating activities in the first three months of 2021 was $48.8 million, compared to $74.0 million in the prior-year period, driven primarily by higher net sales, improved operating income and favorable working capital changes.  Free cash flowa in the first three months of 2020 was $10.2 million compared to $1.1 million in the prior-year period, driven by higher Adjusted EBITDA, partially offset by higher capital expenditures.

aFree cash flow defined as Adjusted EBITDA less capital expenditures (See “Non-GAAP Financial Information”).

Outlook:

The Company is providing the following fiscal second quarter 2021 outlook. This outlook is subject to potential consumer and marketplace volatility due to the COVID-19 pandemic:

•	Total revenue of $475 to $490 million
•	Brand comparable sales increase of 92% to 97% compared to second quarter 2020
•	Brand comparable sales increase of mid to high single digits compared to second quarter 2019
•	GAAP net income of $10 to $20 million with an assumed Q2 tax rate of 27%
•	Adjusted EBITDA of $60 to $70 million

The table below sets forth a reconciliation from our second quarter 2021 forecasted GAAP Net Income to our Adjusted EBITDA.

	Q2 2021	Q2 2021
(in thousands)	High	Low
Net Income	$19,929	$10,439
Provision for Income Taxes	7,371	3,861
Interest Expense	23,600	24,600
Depreciation and Amortization Expense	16,200	17,200
EBITDA	$67,100	$56,100
EBITDA Add-Backs	2,900	3,900
Adjusted EBITDA	$70,000	$60,000

Conference Call Information

A conference call to discuss the second quarter 2021 financial results is scheduled for today, May 10, 2021, at 8:00 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-757-5731 (U.S. domestic) or 412-542-4126 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding its ability to maximize the potential of its vertical model, the ability to drive long-term growth, revenues, brand comparable sales, net income, Adjusted EBITDA, and Adjusted net income. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of COVID-19 on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include 833 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	March 31, 2021	December 31, 2020	March 31, 2020
	(Note 2) (Unaudited)	(Note 2)	(Note 2) (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$83,806	$119,532	$194,433
Accounts receivable, net	81,658	90,879	116,223
Inventories, net	428,316	412,285	629,875
Prepaid expenses and other current assets	47,803	45,905	76,698
Income tax receivable	68,632	57,549	—
Assets held for sale, net	—	83,110	—
Total current assets	710,215	809,260	1,017,229
Property, plant and equipment, net	214,698	209,412	235,577
Operating lease asset	687,214	700,087	773,775
Goodwill	659,865	661,251	665,129
Trade names	383,733	384,428	394,221
Other intangible assets, net	29,912	32,134	41,960
Other assets, net	9,832	9,883	6,904
Total assets	$2,695,469	$2,806,455	$3,134,795
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$142,859	$175,707	$381,422
Accounts payable	127,812	118,928	96,383
Accrued expenses	146,742	160,605	154,847
Liabilities held for sale	—	68,492	—
Current portion of operating lease liability	150,860	176,045	153,614
Income taxes payable	—	524	—
Current portion of long-term obligations	1,359	13,576	98,588
Total current liabilities	569,632	713,877	884,854
Long-term obligations, excluding current portion	1,358,495	1,329,808	1,474,854
Long-term portion of operating lease liability	628,217	654,729	707,734
Deferred income tax liabilities, net	31,036	34,705	70,943
Other long-term liabilities	33,195	22,815	16,036
Total liabilities	2,620,575	2,755,934	3,154,421
Commitments and contingencies
Stockholders’ equity:
Common stock (111,258,890, 110,781,613 and 94,491,352 shares outstanding and 122,573,377, 122,061,711 and 121,708,422 shares issued at March 31, 2021, December 31, 2020, March 31, 2020 respectively)	1,383	1,373	1,211
Additional paid-in capital	976,037	971,972	933,174
Accumulated deficit	(579,486)	(565,457)	(578,732)
Accumulated other comprehensive income (loss)	5,134	(29,916)	(47,947)
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	403,068	377,972	307,706
Less: Common stock held in treasury, at cost (11,314,487, 11,280,098 and 27,217,070 shares at March 31, 2021, December 31, 2020, March 31, 2020, respectively)	(327,388)	(327,182)	(327,170)
Total Party City Holdco Inc. stockholders’ equity	75,680	50,790	(19,464)
Noncontrolling interests	(786)	(269)	(162)
Total stockholders’ equity	74,894	50,521	(19,626)
Total liabilities and stockholders’ equity	$2,695,469	$2,806,455	$3,134,795

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales*	$426,807	$414,043
Cost of sales	274,521	296,757
Gross Profit	152,286	117,286
Wholesale selling expenses	9,116	15,458
Retail operating expenses	88,896	88,166
General and administrative expenses	46,038	65,334
Art and development costs	4,971	5,322
Store impairment and restructuring charges	—	17,728
Loss on disposal of assets in international operations	3,211	—
Goodwill, intangibles and long-lived assets impairment	—	536,648
Income (loss) from operations	54	(611,370)
Interest expense, net	17,214	25,120
Other expense, net	427	5,676
(Loss) before income taxes	(17,587)	(642,166)
Income tax (benefit)	(3,469)	(100,498)
Net (loss)	(14,118)	(541,668)
Less: Net (loss) attributable to noncontrolling interests	(54)	(155)
Net (loss) attributable to common shareholders of Party City Holdco Inc.	$(14,064)	$(541,513)
Net (loss) per share attributable to common shareholders of Party City Holdco Inc.–Basic	$(0.13)	$(5.80)
Net (loss) per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$(0.13)	$(5.80)
Weighted-average number of common shares-Basic	110,917,349	93,395,609
Weighted-average number of common shares-Diluted	110,917,349	93,395,609
Dividends declared per share	$—	$—
Comprehensive income (loss)	$20,937	$(553,881)
Less: Comprehensive (loss) attributable to noncontrolling interests	(84)	(155)
Comprehensive income (loss) attributable to common shareholders of Party City Holdco Inc.	$21,021	$(553,726)

*Includes royalties and franchise fees. Prior year amounts conformed to current year presentation.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows used in operating activities:
Net (loss)	$(14,118)	$(541,668)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization expense	17,944	17,752
Amortization of deferred financing costs and original issuance discounts	863	1,202
Provision for doubtful accounts	696	1,119
Deferred income tax benefit	(3,386)	(54,991)
Change in operating lease liability/asset	(37,556)	(389)
Undistributed loss (income) in equity method investments	336	(144)
Loss on disposal of assets	110	40
Loss on disposal of assets in international operations	3,211	—
Non-cash adjustment for store impairment and restructuring charges	—	16,277
Goodwill, intangibles and long-lived assets impairment	—	536,648
Non-employee equity-based compensation**	—	1,033
Stock option expense – time – based	113	354
Restricted stock unit expense – time-based	352	621
Restricted stock unit – performance-based	708	—
Directors – non-cash compensation	57	75
Net loss on debt repayment	226	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	2,952	27,635
(Increase) decrease in inventories	(17,565)	23,205
(Increase) in prepaid expenses and other current assets	(8,768)	(26,661)
Increase (decrease) in accounts payable, accrued expenses and income taxes payable	5,014	(76,138)
Net cash (used in) operating activities	(48,811)	(74,030)
Cash flows (used in) investing activities:
Capital expenditures	(22,184)	(10,726)
Proceeds from disposal of property and equipment	—	7
Proceeds from sale of international operations, net of cash disposed	20,556	—
Net cash (used in) investing activities	(1,628)	(10,719)
Cash flows (used in) provided by financing activities:
Repayment of loans, notes payable and long-term obligations	(792,849)	(3,932)
Proceeds from loans, notes payable and long-term obligations	794,750	253,030
Treasury stock purchases	(206)	(85)
Exercise of stock options	2,855	—
Debt issuance costs	(21,437)	—
Net cash (used in) provided by financing activities	(16,887)	249,013
Effect of exchange rate changes on cash and cash equivalents	(177)	(4,863)
Net (decrease) increase in cash and cash equivalents and restricted cash	(67,503)	159,401
Change in cash classified within current assets held for sale	31,628	—
Cash and cash equivalents and restricted cash at beginning of period	119,681	35,176
Cash and cash equivalents and restricted cash at end of period*	$83,806	$194,577
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$20,309	$35,927
Cash paid during the period for income taxes, net of refunds	$127	$11,368

*Includes $144 of restricted cash for the three months ended March 31, 2020. There was no restricted cash as of March 31, 2021. The Company records restricted cash in prepaid expenses and other current asset as presented in the consolidated balance sheets at December 31, 2020 and March 31, 2020.

** See Note 17 – Kazzam, LLC of Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in the March 31, 2021 Quarterly Report on Form 10-Q 2021.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended March 31,
	2021	2020
(Dollars in thousands)
Net (loss)	$(14,118)	$(541,668)
Interest expense, net	17,214	25,120
Income tax (benefit)	(3,469)	(100,498)
Depreciation and amortization	17,944	17,752
EBITDA	17,571	(599,294)
Store impairment and restructuring charges (a)	—	27,761
Early lease terminations	3,138	—
Other restructuring, retention and severance (b)	2,051	3,047
Goodwill, intangibles and long-lived assets impairment (c)	—	536,648
Deferred rent (d)	1,526	(1,384)
Closed store expense (e)	1,593	1,235
Foreign currency losses/(gains), net	(539)	4,255
Stock option expense – time-based	113	354
Restricted stock unit and restricted cash awards expense – performance-based	817	—
Restricted stock units – time-based	352	621
Non-employee equity-based compensation (f)	—	1,033
Undistributed loss (income) in equity method investments	336	(144)
Corporate development expenses (g)	—	2,969
Non-recurring legal settlements/costs	—	6,321
COVID - 19 (l)	615	26,180
Loss on disposal of assets	3,211	—
Net loss on debt repayment	226	—
Other	1,409	2,272
Adjusted EBITDA	$32,419	$11,874

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended March 31, 2021 EBITDA Adjustments
	March 31, 2021 GAAP Basis (as reported)	Early lease terminations	Net loss on debt repayment	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (l)	Foreign currency losses	Other	March 31, 2021 Non-GAAP basis
Net sales	$426,807										$426,807
Cost of sales	274,521	(1,382)								124	273,263
Gross Profit	152,286										153,544
Wholesale selling expenses	9,116										9,116
Retail operating expenses	88,896	(1,756)			(1,568)		(1,562)	(590)		(718)	82,703
General and administrative expenses	46,038			(1,282)	42	(2,052)	(31)	(25)		(650)	42,041
Art and development costs	4,971										4,971
Loss on disposal of assets in international operations	3,211									(3,211)	—
Income from operations	54										14,713
Interest expense, net	17,214									(54)	17,160
Other expense, net	427		(226)						539	(449)	292
(Loss) before Income Taxes	(17,587)										(2,739)
Interest expense, net	17,214										17,214
Depreciation and amortization	17,944										17,944
EBITDA	17,571										32,419
Adjustments to EBITDA	14,848	(3,138)	(226)	(1,282)	(1,526)	(2,052)	(1,593)	(615)	539	(4,957)	(0)
Adjusted EBITDA	$32,419	$(3,138)	$(226)	$(1,282)	$(1,526)	$(2,052)	$(1,593)	$(615)	$539	$(4,957)	$32,419

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended March 31, 2020 EBITDA Adjustments
	March 31, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (f)(g)(i)(m)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (l)	Foreign currency gains	Other	March 31, 2020 Non-GAAP basis
Net sales	$414,043												$414,043
Cost of sales	296,757		(10,033)							(12,804)		(429)	273,491
Gross Profit	117,286												140,552
Wholesale selling expenses	15,458			(736)						(114)			14,608
Retail operating expenses	88,166						1,336		(1,166)	(10,178)			78,158
General and administrative expenses	65,334			(2,129)	(6,321)	(975)	48	(3,047)	(69)	(3,084)			49,757
Art and development costs	5,322												5,322
Store impairment and restructuring charges	17,728		(17,728)										—
Goodwill, intangibles and long-lived assets impairment	536,648	(536,648)											—
(Loss) from operations	(611,370)												(7,293)
Interest expense, net	25,120												25,120
Other expense, net	5,676			(104)		(1,033)					(4,255)	(1,699)	(1,415)
(Loss) before income taxes	(642,166)												(30,998)
Interest expense, net	25,120												25,120
Depreciation and amortization	17,752												17,752
EBITDA	(599,294)												11,874
Adjustments to EBITDA	611,168	(536,648)	(27,761)	(2,969)	(6,321)	(2,008)	1,384	(3,047)	(1,235)	(26,180)	(4,255)	(2,128)	—
Adjusted EBITDA	$11,874	$(536,648)	$(27,761)	$(2,969)	$(6,321)	$(2,008)	$1,384	$(3,047)	$(1,235)	$(26,180)	$(4,255)	$(2,128)	$11,874

Note: Due to rounding, certain numbers may not add up precisely to the totals provided.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended March 31,
	2021	2020
(Dollars in thousands, except per share amounts)
(Loss) before income taxes	$(17,587)	$(642,166)
Intangible asset amortization	2,477	2,866
Amortization of deferred financing costs and original issuance discounts	863	1,202
Store impairment and restructuring charges (a)	—	27,973
Other restructuring charges (b)	1,936	922
Goodwill, intangibles and long-lived assets impairment (c)	—	536,648
Non-employee equity-based compensation (f)	—	1,033
Non-recurring legal settlements/costs	—	6,321
Stock option expense – time-based	113	354
Restricted stock unit expense – performance-based	817	—
COVID - 19 (l)	615	26,180
Loss on disposal of assets	3,211	—
Inventory disposals	764	—
Adjusted (loss) before income taxes	(6,791)	(38,667)
Adjusted income tax (benefit) (h)	(1,382)	(12,284)
Adjusted net (loss)	$(5,409)	$(26,383)
Adjusted net (loss) per common share – diluted	$(0.05)	$(0.28)
Weighted-average number of common shares-diluted	110,917,349	93,395,609

(a)The Company performed a comprehensive review of its store locations aimed at improving the overall productivity of such locations (“store optimization program”). After careful consideration and evaluation of the store locations, the Company made the decision to accelerate the optimization of its store portfolio with the closure of stores, which are primarily located in close proximity to other Party City stores.

        For further detail, refer to Note 3 – Store Impairment and Restructuring Charges of Item 1, “Condensed

        Consolidated Financial Statements (Unaudited)” in this Quarterly Report on Form 10-Q 2021.

(b)           Amounts expensed principally relate to severance due to organizational changes.

(c)           As a result of a sustained decline in market capitalization, the Company recognized a non-cash pre-tax goodwill and intangibles impairment charge at March 31, 2020.

(d) The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay.

(e)         Charges incurred related to closing and relocating stores in the ordinary course of business.

(f)         The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note

              17 – Kazzam, LLC  in Item 1 for further discussion.

(g)Primarily represents costs for Kazzam (see Note 17 – Kazzam, LLC  in Item 1 for further discussion).

(h)Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(l)Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended March 31,
	2021		2020
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$212,137	49.7%	$214,798	51.9%
Eliminations	(118,612)	(27.8)	(103,731)	(25.1)
Net wholesale	93,525	21.9	111,067	26.8
Retail*	333,282	78.1	302,976	73.2
Total revenues	$426,807	100.0%	$414,043	100.0%

	Three Months Ended March 31,
	2021		2020
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail Gross Profit	$123,178	37.0%	$95,943	31.7%
Wholesale Gross Profit	29,108	31.1	21,343	19.2
Total Gross Profit	$152,286	35.7%	$117,286	28.3%

*Includes royalties and franchise fees. Prior year amount conformed to current year presentation.

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three Months Ended March 31,		LTM
	2021	2020	2021

Store Count
Corporate Stores:
Beginning of period	746	777	757
New stores opened	5	—	10
Acquired	—	—	6
Closed	—	(20)	(22)
End of period	751	757	751
Franchise Stores
Beginning of period	85	98	98
New stores opened	—	—	—
Sold to Party City	—	—	(6)
Closed	(3)	(1)	(9)
End of period	82	97	83
Grand Total	833	854	834

	Three Months Ended March 31,
	2021	2020

Wholesale Share of Shelf (a)	81.5%	81.3%
Manufacturing Share of Shelf (b)	33.0%	29.0%

(a)	Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.
(c)	Party city brand comparable sales include North American e-commerce sales.